UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2007

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland	20874
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreement of Chairman and Chief Executive Officer

                On November 5, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Optelecom-NKF, Inc. (the “Company”), approved amendments to the Employment Agreement by and between the Company and Edmund Ludwig, the Chairman and Chief Executive Officer of the Company.  The amendments to Mr. Ludwig’s Employment Agreement:

•                  Provide for a base salary of $254,100 commencing January 1, 2008;

•                  Provide for a base salary of $266,800 commencing January 1, 2009;

•                  Provide that Mr. Ludwig shall be entitled to receive cash and equity incentives set forth in the Company’s incentive compensation program approved by the Compensation Committee, in its sole discretion, for such years upon satisfaction of the criteria set forth in such programs, with a cash incentive target equal to 55% of the current base salary for that year upon the achievement of 100% of target performance scalable above and below the target.  All equity incentives, if any, granted to Mr. Ludwig under the incentive compensation program shall be in the form of restricted stock awards;

•                  Provide that Mr. Ludwig shall be entitled to an additional payment of $63,000 as of December 31, 2008 if, as of such date, he is actively serving as the Chief Executive Officer of the Company, is actively transitioning to a successor Chief Executive Officer, as determined by the Compensation Committee in good faith, or a change of control of the Company has been consummated on or before such date;

•                  Provide that Mr. Ludwig shall be entitled to an additional payment of $66,145 as of December 31, 2009 if, as of such date, he is actively serving as the Chief Executive Officer of the Company, is actively transitioning to a successor Chief Executive Officer, as determined by the Compensation Committee in good faith, or a change of control of the Company has been consummated on or before such date; and

•                  Provide that if Mr. Ludwig properly terminates his employment by retirement in accordance with Section 14(f) of the Employment Agreement and such retirement is to take place on or after July 1, 2008, then the Company shall pay to Mr. Ludwig, in 52 equal biweekly payments, either (1) the amount of $622,004 if Mr. Ludwig’s retirement is to take effect between July 1, 2008 and June 30, 2009, or (2) the amount of $672,293 if Mr. Ludwig’s retirement is to take effect after June 30, 2009.  Additionally, Mr. Ludwig shall be eligible to continue to participate in the employee health plan then in effect through the two (2) year period of such payments.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Third Amendment to Employment Agreement, dated November 5, 2007, between Optelecom-NKF, Inc. and Edmund Ludwig

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

		By:	/s/ Steven Tamburo
Steven Tamburo
Chief Financial Officer

Date:	November 7, 2007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OPTELECOM-NKF, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit No.	Item

Exhibit 10.1	Third Amendment to Employment Agreement, dated November 5, 2007, between Optelecom-NKF, Inc. and Edmund Ludwig